BG Staffing, Inc. Announces
Q1 2020 Financial Results
Temporarily Reduces Dividend

PLANO, Texas – (May 7, 2020) – BG Staffing, Inc. (NYSE: BGSF), a growing national provider of workforce solutions, today announced that its Board of Directors has declared a quarterly cash dividend of $0.05 per share of common stock and reported financial results for its first quarter ended March 29, 2020.

The dividend is payable on May 27, 2020 to all shareholders of record as of the close of business on May 20, 2020. This is the 22nd consecutive quarterly dividend BGSF has paid to holders of common stock. Based on yesterday’s closing price of the Company’s common stock, the annualized yield is approximately 2.0%.

First Quarter Ended 2020 Results

	2020	2019	Change	% Change
	(amounts in thousands, except per-share amounts)
Revenues	$74,067	$68,776	$5,291	7.7%
Gross profit	$20,275	$18,439	$1,836	10.0%
Gross profit percentage	27.4%	26.8%	0.6%	2.2%
Net income	$1,499	$2,496	$(997)	(39.9)%
Net income per diluted share	$0.14	$0.24	$(0.10)	(41.7)%
Weighted average diluted shares	10,383	10,404	(21)	(0.2)%
Adjusted EPS (1)	$0.28	$0.31	$(0.03)	(9.7)%
Adjusted EBITDA (1)	$5,266	$5,159	$107	2.1%
Adjusted EBITDA percentage (2)	7.1%	7.5%	(0.4)%	(5.3)%

Beth A. Garvey, President and CEO, stated, “Our results through the first half of March were in line with expectations. We began seeing an impact from COVID-19 mid-March and reacted swiftly with our top priority of minimizing risk to our team members and lowering the probability of spread of the virus to our families and communities. We immediately activated a COVID-19 Task Force Team who continue to act quickly and efficiently with communication to the team on the changes and our responses in the business.

“We were able to leverage our technology platforms, many of which were part of our recent tech upgrades over the past 12 months, to successfully transition (where possible) to work-from-home or working onsite within the new guidelines for social distancing and safety protocols issued by the CDC. In addition, our team has worked in strong partnership with our client partners to establish protocols for remote work, as well as safety guidelines for the those that have been deemed essential.

“I am grateful and proud of our team, as our response has definitely been a team effort as we have pivoted to operate in the evolving new normal. We remain vigilant and responsive as we navigate through the challenges of these unprecedented times,” Garvey concluded.

(1) Non-GAAP financial measure. See reconciliation at end for details.
(2) Adjusted EBITDA as a percentage of revenue.

Dan Hollenbach, Chief Financial Officer, said, “We have made significant efforts to adjust our operations in response to COVID-19 in all of the segment and home office operations. The extent of the impact from the outbreak on our operational and financial performance moving forward will depend on certain developments, including the duration and spread of the outbreak, its impact on the Company's client partners and the range of governmental and community reactions to the pandemic (including phased reopenings). These events are uncertain and cannot be fully predicted at this time.

“Net income for the first quarter 2020 was affected by transaction fees and IT roadmap expenses (which were $979,000 greater than 2019), as well as an effective tax rate of 31.9% in 2020 vs. 22.8% for 2019,” Hollenbach continued.

“The Company has also recently taken several steps to strengthen its liquidity. We borrowed $4 million on our term loan to reduce our revolver balance, elected to defer the employer portion of FICA for the remainder of the year, and our Board of Directors temporarily reduced our regular quarterly cash dividend to $0.05 from $0.30 per share. While returning capital to shareholders remains an important part of our capital allocation framework, maintaining a strong balance sheet is primary,” concluded Hollenbach.

Conference Call
The Participant Dial-In Number for the conference call is 1-631-891-4304. Participants should dial in to the call at least five minutes before 1:30pm PT (4:30pm ET) on May 7, 2020. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=138749. A replay of the recorded call will be available for 90 days on the Company's website (http://investor.bgstaffing.com/events-and-presentations/events-calendar/default.aspx). A replay of the call is available by dialing 1-844-512-2921 (international participants dial 1-412-317-6671) starting May 7, 2020, at 7:30pm ET through May 14, 2020 at 11:59 pm ET. Please use PIN Number 10009011.

About BGSF
Headquartered in Plano, Texas, BGSF provides workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Creative, Real Estate (apartment communities and commercial buildings), and Light Industrial. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 64th largest U.S. staffing company in the 2019 update and the 45th largest IT staffing firm in 2018. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgstaffing.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance (including any general or specific numerical guidance with respect thereto), the expectations and objectives of our board or management, the impact of the COVID-19 pandemic, including but not limited to the impact of the COVID-19 pandemic on our business, prospects, results of operations, or financial condition or on our vendors or client partners, and our intention or ability to pay future cash dividends. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500 terri@bibimac.com

Source: BG Staffing, Inc.

BG Staffing, Inc.
Non-GAAP Financial Measures

The financial results of BG Staffing, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or measure of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA” as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and other non-capital information technology project expenses (“IT roadmap”) and certain non-cash expenses such as share-based compensation expense that management does not consider in assessing our on-going operating performance.

Reconciliation of Net Income to Adjusted EBITDA

	Thirteen Weeks Ended
	March 29, 2020	March 31, 2019
	(dollars in thousands)
Net income	$1,499	$2,496
Interest expense, net	456	353
Income tax expense	703	737
Depreciation and amortization	1,415	1,232
Share-based compensation	193	320
Transaction fees	541	21
IT roadmap	459	—
Adjusted EBITDA	$5,266	$5,159

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, contingent consideration gains or losses, and certain specific events, such as transaction fees and the IT roadmap, and certain non-cash expenses, that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Thirteen Weeks Ended
	March 29, 2020	March 31, 2019

Net income per diluted share	$0.14	$0.24
Acquisition amortization	0.11	0.09
Transaction fees	0.05	—
IT roadmap	0.04	—
Income tax expense adjustment	(0.06)	(0.02)
Adjusted EPS	$0.28	$0.31